Exhibit 10.27
Confirmation of the Amendment to Loan Agreement

This is to confirm the amendment to the due date of the Loan Agreement that was entered by both parties on November 18, 2011.

It is amended as such that Shandong Shengwang Pharmaceutical Co., Ltd. shall pay back the full amount of principal by April 20, 2012.

Shandong Shengwang Pharmaceutical Co., Ltd.
Signature: /s/Laiwang Zhang
 March 16, 2012